News Release

Unisys Announces 1Q24 Results
Unisys Reiterates Full-Year Guidance and Builds Momentum in New Logo Signings
•Revenue declined 5.5% year over year (YoY), 7.1% decline in constant currency(1); Excluding License and Support (Ex-L&S)(15) revenue grew 4.0% YoY, 3.0% growth in constant currency
•Gross profit margin of 27.9%, down 290 bps; Ex-L&S gross profit margin of 18.0%, up 420 bps
•Operating profit margin of 3.6%; non-GAAP operating profit(8) margin of 7.1%
•Operating cash flow of $23.8 million, compared to $12.8 million for 1Q23, and free cash flow(11) of $3.9 million compared to $(7.5) million for 1Q23
•New Logo Total Contract Value (TCV)(4) more than doubled YoY

BLUE BELL, Pa., May 7, 2024 – Unisys Corporation (NYSE: UIS) reported financial results for the first quarter of 2024.
"Unisys’ first quarter results signal a growing market recognition of the transformation we have achieved within our portfolio of solutions and services, which can be seen in the momentum of our New Logo signings that more than doubled year over year," said Unisys Chair and CEO Peter A. Altabef. "Our focus on business outcomes is resonating with clients, and we believe they are turning to Unisys as a trusted partner."
"Unisys reported a solid first quarter, with revenue and profit slightly ahead of our expectations," said Unisys Chief Financial Officer Deb McCann. "As expected, total company revenue and profit margin declined year over year due to the timing of License and Support (L&S)(14) renewals. However, we are continuing to improve Ex-L&S performance, streamline corporate costs, minimize volatility of our pension contributions and improve conversion of adjusted EBITDA to free cash flow. We are pleased to reiterate our full-year guidance and anticipate strong second-half performance, given our momentum with New Logos and the mix of the current pipeline."

Financial Highlights
Please refer to the accompanying financial tables for a reconciliation of the GAAP to non-GAAP measures presented except for financial guidance since such a reconciliation is not practicable without unreasonable effort.

(In millions, except numbers presented as percentages)	1Q24	1Q23
Revenue	$487.8	$516.4
YoY revenue growth	(5.5)%
YoY revenue growth in constant currency	(7.1)%
Ex-L&S revenue	$394.6	$379.5
YoY revenue growth	4.0%
YoY revenue growth in constant currency	3.0%
L&S revenue	$93.2	$136.9
YoY revenue growth	(31.9)%
YoY revenue growth in constant currency	(34.4)%

Gross profit	$136.0	$159.0
Gross profit percent	27.9%	30.8%
Ex-L&S gross profit	$71.2	$52.5
Ex-L&S gross profit percent	18.0%	13.8%

Operating profit	$17.7	$49.9
Operating profit percent	3.6%	9.7%
Non-GAAP operating profit	$34.4	$60.1
Non-GAAP operating profit percent	7.1%	11.6%

Net loss attributable to Unisys Corporation	($149.5)	($175.4)
Non-GAAP net income attributable to Unisys Corporation (10)	$2.7	$34.7

EBITDA	($104.2)	($117.8)
Adjusted EBITDA(9)	$65.3	$98.2
Adjusted EBITDA as a percentage of revenue	13.4%	19.0%
First Quarter 2024 Results
Revenue was down 5.5% YoY, 7.1% decline in constant currency, and gross profit margin was down 290 bps YoY. The decline in revenue and gross profit margin was primarily driven by the timing of software license renewals.
Ex-L&S revenue was up 4.0% YoY, 3% increase in constant currency, primarily driven by New Business(6) with existing clients. Ex-L&S gross profit margin was up 420 bps YoY primarily driven by delivery efficiencies achieved through the company's cost reduction initiatives. Ex-L&S revenue and gross profit included a one-time benefit of 180 bps and 140 bps, respectively, due to the resolution of a contractual dispute with a former client.

Financial Highlights by Segment

(In millions, except numbers presented as percentages)	1Q24	1Q23
Digital Workplace Solutions (DWS):
Revenue	$132.3	$131.0
YoY revenue growth	1.0%
YoY revenue growth in constant currency	0.0%
Gross profit	$19.0	$15.6
Gross profit percent	14.4%	11.9%

Cloud, Applications & Infrastructure Solutions (CA&I):
Revenue	$129.0	$126.0
YoY revenue growth	2.4%
YoY revenue growth in constant currency	2.3%
Gross profit	$21.4	$16.4
Gross profit percent	16.6%	13.0%

Enterprise Computing Solutions (ECS):
Revenue	$147.0	$188.2
YoY revenue growth	(21.9)%
YoY revenue growth in constant currency	(24.4)%
Gross profit	$85.0	$125.5
Gross profit percent	57.8%	66.7%
First Quarter 2024 Segment Results
DWS revenue increased 1.0% YoY, foreign currency fluctuations had a negligible impact. DWS gross profit margin was 14.4%, an increase of 250 bps YoY, reflecting results from delivery modernization and efficiency initiatives.
CA&I revenue increased 2.4% YoY, 2.3% increase in constant currency. CA&I gross profit margin was 16.6%, an increase of 360 bps YoY, primarily driven by labor cost savings initiatives.
ECS revenue declined 21.9% YoY, 24.4% decline in constant currency. ECS gross profit margin was 57.8%, a decrease of 890 bps YoY. The decrease in revenue and gross profit margin was primarily driven by the timing of software license renewals.
Balance Sheet and Cash Flows

(In millions)	March 31, 2024	December 31, 2023
Cash and cash equivalents	$382.8	$387.7

(In millions)	1Q24	1Q23
Cash provided by operations	$23.8	$12.8
Free cash flow	$3.9	($7.5)
Pre-pension and postretirement free cash flow	$11.6	$8.9
Adjusted free cash flow(13)	$17.4	$20.1
Free cash flow improved by $11.4 million YoY primarily due to working capital timing and lower pension and postretirement contributions.

In March 2024, the company purchased a group annuity contract, with plan assets, for approximately $195 million to transfer projected benefit obligations related to one of its U.S. defined benefit pension plans. This action resulted in a non-cash pension settlement loss of $132.3 million for the first quarter of 2024.
Other Key Performance Metrics

	YoY Change	QoQ Change*
Pipeline(3)
Total company	(9)%	6%
Ex-L&S pipeline	(6)%	8%
TCV
Total company	(1)%	(68)%
Ex-L&S TCV	(20)%	(73)%
*QoQ - quarter over quarter
Total company and Ex-L&S pipeline declines YoY resulted from lower renewal pipeline due to the timing of the renewal schedule. New Business pipeline increased 4% YoY.
TCV declines reported above were primarily impacted by renewal timing, which included more renewal TCV timed in 2023, with particularly strong TCV signings in the fourth quarter of 2023. New Business TCV, which excludes renewals, declined 2% YoY and increased 4% sequentially.
Backlog(2) was $2.78 billion for the first quarter 2024 compared to $2.79 billion for the first quarter of 2023.
2024 Financial Guidance
The company reiterates full-year 2024 revenue growth and profitability guidance:

Guidance
Revenue growth in constant currency	(1.5)% to 1.5%
Non-GAAP operating profit margin	5.5% to 7.5%
Constant currency revenue guidance implies (1.6)% to 1.4% revenue growth as reported, based on recent exchange rates, and assumes Ex-L&S full-year revenue growth of 1.5% to 5.0% and L&S revenue of approximately $375 million.
Conference Call
Unisys will hold a conference call with the financial community on Wednesday, May 8 at 8 a.m. Eastern Time to discuss the results of the first quarter of 2024.
The live, listen-only webcast, as well as the accompanying presentation materials, can be accessed on the Unisys Investor Website at www.unisys.com/investor. In addition, domestic callers can dial 1-844-695-5518 and international callers can dial 1-412-902-6749 and provide the following conference passcode: Unisys Corporation Call.
A webcast replay will be available on the Unisys Investor Website shortly following the conference call. A replay will also be available by dialing 1-877-344-7529 for domestic callers or 1-412-317-0088 for international callers and entering access code 1436383 from two hours after the end of the call until May 22, 2024.

(1) Constant currency – A significant amount of the company’s revenue is derived from international operations. As a result, the company’s revenue has been and will continue to be affected by changes in the U.S. dollar against major international currencies. The company refers to revenue growth rates in constant currency or on a constant currency basis so that the business results can be viewed without the impact of fluctuations in foreign currency exchange rates to facilitate comparisons of the company’s business performance from one period to another. Constant currency is calculated by retranslating current and prior-period revenue at a consistent exchange rate rather than the actual exchange rates in effect during the respective periods.

(2) Backlog – Represents future revenue associated with contracted work which has not yet been delivered or performed. Although the company believes this revenue will be recognized, it may, for commercial reasons, allow the orders to be cancelled, with or without penalty.

(3) Pipeline – Represents qualified prospective sale opportunities for which bids have been submitted or vetted prospective sales opportunities which are being actively pursued. There is no assurance that pipeline will translate into recorded revenue.

(4) Total Contract Value (TCV) – Represents the estimated revenue related to contracts signed in the period without regard for cancellation terms. New Business TCV represents TCV attributable to expansion and new scope for existing clients and new logo contracts.

(5) Book-to-bill – Represents total contract value booked divided by revenue in a given period.

(6) New Business – Represents expansion and new scope for existing clients and new logo contracts.

(7) Next-Gen Solutions – Includes our Modern Workplace solutions within DWS, Digital Platforms and Applications (DP&A) solutions within CA&I, Specialized Services and Next-Gen Compute (SS&C) solutions within ECS, as well as Micro-Market solutions. The company uses estimated Next-Gen Solutions metrics to provide insight into the company's progress in shifting the revenue mix towards solutions that are generally higher-growth and higher-margin.

(8) Non-GAAP operating profit – This measure excludes pretax pension and postretirement expense and pretax charges in connection with certain legal matters related to professional services and legal fees, including legal defense costs, associated with certain legal proceedings, and cost-reduction activities and other expenses.

(9) EBITDA & adjusted EBITDA – Earnings before interest, taxes, depreciation and amortization (EBITDA) is calculated by starting with net income (loss) attributable to Unisys Corporation common shareholders and adding or subtracting the following items: net income (loss) attributable to noncontrolling interests, interest expense (net of interest income), provision for (benefit from) income taxes, depreciation and amortization. Adjusted EBITDA further excludes pension and postretirement expense; certain legal matters related to settlements, professional services and legal fees, including legal defense costs, associated with certain legal proceedings; environmental matters related to previously disposed businesses; cost-reduction activities and other expenses, non-cash share-based expense, and other (income) expense adjustments.

(10) Non-GAAP net income (loss) and non-GAAP diluted earnings (loss) per share – These measures excluded pension and postretirement expense and charges or (credits) in connection with certain legal matters related to settlements, professional services and legal fees, including legal defense costs, associated with certain legal proceedings; environmental matters related to previously disposed businesses; cost-reduction activities and other expenses. The tax amounts related to these items for the calculation of non-GAAP diluted earnings (loss) per share include the current and deferred tax expense and benefits recognized under GAAP for these items.

(11) Free cash flow – Represents cash flow from operations less capital expenditures.

(12) Pre-pension and postretirement free cash flow – Represents free cash flow before pension and postretirement contributions.

(13) Adjusted free cash flow – Represents free cash flow less cash used for pension and postretirement funding; certain legal matters related to professional services and legal fees, including legal defense costs, associated with certain legal proceedings; environmental matters related to previously disposed businesses; and cost-reduction activities and other payments.

(14) License and Support (L&S) – Represents software license and related support revenue within the company's ECS segment.

(15) Excluding License and Support (Ex-L&S) – These measures exclude revenue, gross profit and gross profit margin in connection with software license and support revenue within the company’s ECS segment. The company provides these measures to allow investors to isolate the impact of software license renewals, which tend to be significant and impactful based on timing, and related support services in order to evaluate the company’s business outside of these areas.
Forward-Looking Statements
This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. Unisys cautions readers that the assumptions forming the basis for forward-looking statements include many factors that are beyond Unisys’ ability to control or estimate precisely, such as estimates of future market conditions, the behavior of other market participants and that TCV is based, in part, on the assumption that each of those contracts will continue for their full contracted term. Words such as “anticipates,” “estimates,” “expects,” “projects,” “may,” “will,” “intends,” “plans,” “believes,” “should” and similar expressions may identify forward-looking statements and such forward-looking statements are made based upon management’s current expectations, assumptions and beliefs as of this date concerning future developments and their potential effect upon Unisys. There can be no assurance that future developments will be in accordance with management’s expectations, assumptions and beliefs or that the effect of future developments on Unisys will be those anticipated by management. Forward-looking statements in this release and the accompanying presentation include, but are not limited to, any projections or expectations of revenue growth, margin expansion, achievement of operational efficiencies and savings, future growth of our Next-Gen solutions, TCV and New Business TCV, backlog, pipeline, book-to-bill, full-year 2024 revenue growth and profitability guidance, including constant currency revenue, Ex-L&S revenue growth, L&S revenue, non-GAAP operating profit margin and the assumptions and other expectations made in connection with our full-year 2024 financial guidance, our pension liability, future economic benefits from net operating losses and statements regarding future economic conditions or performance.
Additional information and factors that could cause actual results to differ materially from Unisys’ expectations are contained in Unisys’ filings with the U.S. Securities and Exchange Commission (SEC), including Unisys’ Annual Reports on Form 10-K and subsequent Quarterly Reports on Form 10-Q, recent Current Reports on Form 8-K, and other SEC filings, which are available at the SEC’s web site, http://www.sec.gov. Information included in this release is representative as of the date of this release only and while Unisys periodically reassesses material trends and uncertainties affecting Unisys’ results of operations and financial condition in connection with its preparation of management's discussion and analysis of results of operations and financial condition contained in its Quarterly and Annual Reports filed with the SEC, Unisys does not, by including this statement, assume any obligation to review or revise any particular forward-looking statement referenced herein in light of future events.

Non-GAAP Information
This release includes certain non-GAAP financial measures that exclude certain items such as postretirement expense; certain legal and other matters related to professional services and legal fees, including legal defense costs, associated with certain legal proceedings; environmental matters related to previously disposed businesses; and cost-reduction activities and other expenses that the company believes are not indicative of its ongoing operations, as they may be unusual or non-recurring. The inclusion of such items in financial measures can make the company’s profitability and liquidity results difficult to compare to prior periods or anticipated future periods and can distort the visibility of trends associated with the company’s ongoing performance. Management also believes that non-GAAP measures are useful to investors because they provide supplemental information about the company’s financial performance and liquidity, as well as greater transparency into management’s view and assessment of the company’s ongoing operating performance.
Non-GAAP financial measures are often provided and utilized by the company’s management, analysts, and investors to enhance comparability of year-over-year results and to isolate in some instances the impact of software license renewals, which tend to be lumpy, and related support services in order to evaluate the company’s business outside of these areas. These items are uncertain, depend on various factors, and could have a material impact on the company's GAAP results for the applicable period. These measures should not be relied upon as substitutes for, or considered in isolation from, measures calculated in accordance with U.S. GAAP. A reconciliation of these non-GAAP financial measures to the most directly comparable financial measures calculated and reported in accordance with GAAP can be found below except for financial guidance and other forward-looking information since such a reconciliation is not practicable without unreasonable efforts as the company is unable to reasonably forecast certain amounts that are necessary for such reconciliation. This information has been provided pursuant to the requirements of SEC Regulation G.

About Unisys
Unisys is a global technology solutions company that powers breakthroughs for the world's leading organizations. Our solutions – cloud, data and AI, digital workplace, logistics and enterprise computing – help our clients challenge the status quo and unlock their full potential. To learn how we have been helping clients push what's possible for 150 years, visit unisys.com and follow us on LinkedIn.

Contacts:	For Investors:
Michaela Pewarski, Unisys, +1 215-274-1254
Investor@unisys.com

For Press:
Patricia Gonzalez, Unisys, +1 817-846-7662
Patricia.Gonzalez@unisys.com
###
RELEASE NO.: 0507/9947
Unisys and other Unisys products and services mentioned herein, as well as their respective logos, are trademarks or registered trademarks of Unisys Corporation. Any other brand or product referenced herein is acknowledged to be a trademark or registered trademark of its respective holder.
UIS-Q

UNISYS CORPORATION
CONSOLIDATED STATEMENTS OF INCOME (LOSS)
(Unaudited)
(Millions, except per share data)

	Three Months Ended March 31,
	2024	2023
Revenue
Services	$416.8	$403.9
Technology	71.0	112.5
	487.8	516.4
Costs and expenses
Cost of revenue
Services	314.9	316.1
Technology	36.9	41.3
	351.8	357.4
Selling, general and administrative	112.2	102.9
Research and development	6.1	6.2
	470.1	466.5
Operating income	17.7	49.9
Interest expense	7.9	7.6
Other (expense), net	(142.1)	(196.9)
Loss before income taxes	(132.3)	(154.6)
Provision for income taxes	17.0	19.9
Consolidated net loss	(149.3)	(174.5)
Net income attributable to noncontrolling interests	0.2	0.9
Net loss attributable to Unisys Corporation	$(149.5)	$(175.4)
Loss per share attributable to Unisys Corporation
Basic	$(2.18)	$(2.58)
Diluted	$(2.18)	$(2.58)

UNISYS CORPORATION
SEGMENT RESULTS
(Unaudited)
(Millions)

	Total	DWS	CA&I	ECS	Other
Three Months Ended March 31, 2024
Revenue	$487.8	$132.3	$129.0	$147.0	$79.5
Gross profit percent	27.9%	14.4%	16.6%	57.8%
Three Months Ended March 31, 2023
Revenue	$516.4	$131.0	$126.0	$188.2	$71.2
Gross profit percent	30.8%	11.9%	13.0%	66.7%

UNISYS CORPORATION
CONSOLIDATED BALANCE SHEETS
(Unaudited)
(Millions)

	March 31, 2024	December 31, 2023
Assets
Current assets:
Cash and cash equivalents	$382.8	$387.7
Accounts receivable, net	407.4	454.5
Contract assets	18.3	11.7
Inventories	15.9	15.3
Prepaid expenses and other current assets	95.9	101.8
Total current assets	920.3	971.0
Properties	391.3	396.4
Less-accumulated depreciation and amortization	330.9	332.1
Properties, net	60.4	64.3
Outsourcing assets, net	27.1	31.6
Marketable software, net	168.5	166.2
Operating lease right-of-use assets	39.2	35.4
Prepaid postretirement assets	39.8	38.0
Deferred income taxes	111.1	114.0
Goodwill	287.3	287.4
Intangible assets, net	40.3	42.7
Restricted cash	7.7	9.0
Assets held-for-sale	4.9	4.9
Other long-term assets	183.9	200.9
Total assets	$1,890.5	$1,965.4
Total liabilities and deficit
Current liabilities:
Current maturities of long-term debt	$10.0	$13.0
Accounts payable	143.1	130.9
Deferred revenue	190.9	198.6
Other accrued liabilities	246.2	308.4
Total current liabilities	590.2	650.9
Long-term debt	488.4	491.2
Long-term postretirement liabilities	777.4	787.7
Long-term deferred revenue	105.0	104.4
Long-term operating lease liabilities	29.4	25.6
Other long-term liabilities	44.9	44.0
Commitments and contingencies
Total Unisys Corporation stockholders' deficit	(158.6)	(151.8)
Noncontrolling interests	13.8	13.4
Total deficit	(144.8)	(138.4)
Total liabilities and deficit	$1,890.5	$1,965.4

UNISYS CORPORATION
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
(Millions)

	Three Months Ended March 31,
	2024	2023
Cash flows from operating activities
Consolidated net loss	$(149.3)	$(174.5)
Adjustments to reconcile consolidated net loss to net cash provided by operating activities:
Foreign currency losses (gains)	14.9	(3.7)
Non-cash interest expense	0.3	0.3
Employee stock compensation	6.7	4.7
Depreciation and amortization of properties	6.2	9.2
Depreciation and amortization of outsourcing assets	6.2	12.2
Amortization of marketable software	12.0	12.0
Amortization of intangible assets	2.4	2.5
Other non-cash operating activities	(1.5)	0.2
Pension and postretirement contributions	(7.7)	(16.4)
Postretirement expense	146.6	193.2
Deferred income taxes, net	(0.4)	6.3
Changes in operating assets and liabilities, excluding the effect of acquisitions:
Receivables, net and contract assets	64.0	(1.1)
Inventories	(0.8)	(0.8)
Other assets	(9.8)	(12.2)
Accounts payable and current liabilities	(69.1)	(15.3)
Other liabilities	3.1	(3.8)
Net cash provided by operating activities	23.8	12.8
Cash flows from investing activities
Proceeds from foreign exchange forward contracts	728.1	830.2
Purchases of foreign exchange forward contracts	(726.9)	(821.0)
Investment in marketable software	(13.2)	(10.3)
Capital additions of properties	(2.2)	(7.3)
Capital additions of outsourcing assets	(4.5)	(2.7)
Other	(0.1)	(0.4)
Net cash used for investing activities	(18.8)	(11.5)
Cash flows from financing activities
Payments of long-term debt	(6.1)	(7.2)
Other	(1.6)	(0.4)
Net cash used for financing activities	(7.7)	(7.6)
Effect of exchange rate changes on cash, cash equivalents and restricted cash	(3.5)	4.1
Decrease in cash, cash equivalents and restricted cash	(6.2)	(2.2)
Cash, cash equivalents and restricted cash, beginning of period	396.7	402.7
Cash, cash equivalents and restricted cash, end of period	$390.5	$400.5

UNISYS CORPORATION
RECONCILIATIONS OF SELECTED GAAP MEASURES TO NON-GAAP MEASURES
(Unaudited)
(Millions, except per share data)

		Three Months Ended
		March 31,
		2024	2023
Net loss attributable to Unisys Corporation		$(149.5)	$(175.4)
Pension and postretirement expense	pretax	146.6	193.2
	tax	0.1	(0.2)
	net of tax	146.5	193.4
Certain legal matters	pretax	(8.2)	5.7
	tax	(2.8)	—
	net of tax	(5.4)	5.7
Environmental matters	pretax	0.3	10.3
	tax	—	—
	net of tax	0.3	10.3
Cost reduction and other expenses	pretax	11.1	0.7
	tax	0.3	—
	net of tax	10.8	0.7

Non-GAAP net income attributable to Unisys Corporation		$2.7	$34.7

Weighted average shares (thousands)		68,704	67,943
Plus incremental shares from assumed vesting:
	Employee stock plans	2,267	391
Non-GAAP adjusted weighted average shares		70,971	68,334
Diluted earnings (loss) per share
Net loss attributable to Unisys Corporation		$(149.5)	$(175.4)
Divided by weighted average shares		68,704	67,943
Diluted loss per share		$(2.18)	$(2.58)
Non-GAAP basis
Non-GAAP net income attributable to Unisys Corporation for diluted earnings per share		$2.7	$34.7
Divided by Non-GAAP adjusted weighted average shares		70,971	68,334
Non-GAAP diluted earnings per share		$0.04	$0.51

UNISYS CORPORATION
RECONCILIATIONS OF GAAP TO NON-GAAP
(Unaudited)
(Millions)

FREE CASH FLOW

	Three Months Ended
	March 31,
	2024	2023
Cash provided by operations	$23.8	$12.8
Additions to marketable software	(13.2)	(10.3)
Additions to properties	(2.2)	(7.3)
Additions to outsourcing assets	(4.5)	(2.7)
Free cash flow	3.9	(7.5)
Pension and postretirement funding	7.7	16.4
Pre-pension and postretirement free cash flow	11.6	8.9
Certain legal payments	1.4	2.1
Environmental matters payments	2.5	5.8
Cost reduction and other payments, net	1.9	3.3
Adjusted free cash flow	$17.4	$20.1

UNISYS CORPORATION
RECONCILIATIONS OF GAAP TO NON-GAAP
(Unaudited)
(Millions)

EBITDA

	Three Months Ended
	March 31,
	2024	2023
Net loss attributable to Unisys Corporation	$(149.5)	$(175.4)
Net income attributable to noncontrolling interests	0.2	0.9
Interest expense, net of interest income of $6.6 and $6.7, respectively(1)	1.3	0.9
Provision for income taxes	17.0	19.9
Depreciation	12.4	21.4
Amortization	14.4	14.5
EBITDA	$(104.2)	$(117.8)

Pension and postretirement expense	$146.6	$193.2
Certain legal matters(2)	(8.2)	5.7
Environmental matters(1)	0.3	10.3
Cost reduction and other expenses(3)	8.7	(1.7)
Non-cash share based expense	6.5	4.6
Other expense, net adjustment(4)	15.6	3.9
Adjusted EBITDA	$65.3	$98.2

(1) Included in other (expense), net on the consolidated statements of income (loss)
(2) Included in selling, general and administrative expenses and other (expense), net within the consolidated statements of income (loss). For the three months ended March 31, 2024, certain legal matters includes a net gain of $14.9 million related to a favorable judgement received in a Brazilian services tax matter.

(3) Reduced for depreciation and amortization included above
(4) Other expense, net as reported on the consolidated statements of income (loss) less pension and postretirement expense, interest income and items included in certain legal and environmental matters, cost reduction and other expenses

	Three Months Ended
	March 31,
	2024	2023
Revenue	$487.8	$516.4
Net loss attributable to Unisys Corporation as a percentage of revenue	(30.6)%	(34.0)%
Non-GAAP net income attributable to Unisys Corporation as a percentage of revenue	0.6%	6.7%
Adjusted EBITDA as a percentage of revenue	13.4%	19.0%

UNISYS CORPORATION
RECONCILIATIONS OF GAAP TO NON-GAAP
(Unaudited)
(Millions)

OPERATING PROFIT

	Three Months Ended
	March 31,
	2024	2023
Operating profit	$17.7	$49.9
Certain legal matters(1)	7.3	5.7
Cost reduction and other expenses(2)	9.0	4.2
Pension and postretirement expense(1)	0.4	0.3
Non-GAAP operating profit	$34.4	$60.1

Revenue	$487.8	$516.4

Operating profit percent	3.6%	9.7%
Non-GAAP operating profit percent	7.1%	11.6%

(1)Included in selling, general and administrative on the consolidated statements of income (loss)
(2)Included in cost of revenue, selling, general and administrative and research and development on the consolidated statements of income (loss)

EXCLUDING LICENSE AND SUPPORT (EX-L&S) REVENUE AND GROSS PROFIT

	Three Months Ended
	March 31,
	2024	2023
Revenue	$487.8	$516.4
L&S revenue	93.2	136.9
Ex-L&S Non-GAAP revenue	$394.6	$379.5

Gross profit	$136.0	$159.0
L&S gross profit	64.8	106.5
Ex-L&S Non-GAAP gross profit	$71.2	$52.5

Gross profit percent	27.9%	30.8%
Ex-L&S Non-GAAP gross profit percent	18.0%	13.8%